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                               SECRETARY'S CERTIFICATE


     I certify that I am the Secretary of INTERWEST BANCORP, INC., located in Oak Harbor, State of Washington ("InterWest"), and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of InterWest.

     I further certify that:

     1. Attached as Exhibit A is a full, true and correct copy of resolutions passed and adopted by a majority of the Board of Directors of Bancorp at a meeting of the Board duly held and convened on January 20, 1998.

     The attached resolutions are in full force and effect and have not been revoked or rescinded as of the date hereof.


     IN WITNESS WHEREOF, I have affixed my signature as of this 1st day of April, 1998.



                                             /s/ Margaret Mordhorst
                                             -----------------------------------
                                             Margaret Mordhorst, Secretary

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                                    RESOLUTIONS
                                       OF THE
                                BOARD OF DIRECTORS
                                         OF
                              INTERWEST BANCORP, INC.

                         (FOR MEETING OF JANUARY 20, 1998)

1. The Board of Directors ("Board") of InterWest Bancorp, Inc. ("InterWest"), has considered and discussed the acquisition of Pacific Northwest Bank (the "Acquisition"), a Washington banking corporation headquartered in Seattle, Washington ("Pacific") (also referred to as Project Belltown).

2. On December 15, 1997, the Board authorized management to prepare, negotiate, execute and deliver (with the advice of its advisors) a definitive agreement with Pacific, consistent with the Term Sheet developed between the parties (the "Agreement"), and the Board further authorized management to prepare, negotiate, execute and deliver (with the advice of its advisors) such additional agreements and documents as were necessary to cause the proper execution of the Agreement, including a stock option agreement with Pacific (the "Option Agreement") and an employment agreement with Patrick M. Fahey (the "Fahey Employment Agreement").

3. The Board deems it best to ratify the actions previously taken in connection with its authorization of the Acquisition.

                                    RESOLUTIONS

                          [RATIFICATION OF PREVIOUS ACTS]

     A. The Board's action in authorizing the preparation and negotiation of the Acquisition Agreement is ratified.

     B. The Board's action in authorizing the Proper Officers, or any one of them, to execute and deliver the Agreement, consistent with the Term Sheet, is ratified.

     C. The Board's action in authorizing the preparation, execution and delivery of the Option Agreement is ratified.

     D. The Board's action in authorizing the preparation, execution and delivery of the Fahey Employment Agreement is ratified.

                       [AMENDMENTS TO ACQUISITION AGREEMENT]

     E. The Proper Officers or the Executive Committee of the Board (as appropriate) are authorized to make and approve, upon the advice of legal counsel, such amendments to the Agreement that are deemed necessary to assure that the transactions contemplated by


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     the Agreement will be tax-free, such action to be construed as the approval of the full Board of Directors; the Proper Officers are authorized and empowered to execute and deliver such amendments to the Agreement.

                    [PREPARATION OF APPLICATIONS AND REGISTRATION]

     F. The Proper Officers are authorized and directed to prepare and file, with the assistance of legal counsel and independent accountants, all necessary applications, notices, waivers, agreements and other related documents, as appropriate, with applicable federal and state regulatory authorities having jurisdiction over the proposed transaction as such officers, on the advice of counsel, deem necessary or appropriate to comply with applicable statutes, rules and regulations.

     G. The Proper Officers are authorized and directed to prepare and file, with the assistance of legal counsel and independent accountants, with the Securities and Exchange Commission ("SEC"), a Registration Statement on Form S-4 (the "Registration Statement"), and all exhibits, amendments, supplements, and other related documents, as shall be necessary to cause the Registration Statement to become effective.

                                [POWER OF ATTORNEY]

     H. Each officer of InterWest who may be required to sign and execute the Registration Statement or any amendment thereto or related documents, is authorized to execute a Power of Attorney, appointing the Proper Officers or any of them individually, to act as his/her true and lawful attorney or attorneys, to sign in his/her name, place and stead, in any such capacity, the Registration Statement and all amendments and other related documents, and to file the same with the SEC.

                                   [MISCELLANEOUS]

     I. For purposes of these Resolutions, the Proper Officers of InterWest are Stephen M. Walden, President and Chief Executive Officer and H. Glenn Mouw, Executive Vice President and Chief Financial Officer, and Gary M. Bolyard, Vice-Chairman.

     J. The Proper Officers, or any of them acting alone, are authorized and directed to take such other actions as may be necessary, advisable, convenient, or proper to carry out the intent of these Resolutions, to fully perform the provisions of the Agreement (including the execution of any necessary or appropriate consents), and to comply with all applicable laws, rules and regulations.


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